Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-39349, 33-60322, 33-51785, 33-57421, 333-17045, 333-36383, 333-77569, 333-72546 and 333-87034) and on Form S-8 (Nos. 33-21087, 33-21088, 33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-91769, 333-30526, 333-31762, 333-40282, 333-53246, 333-56696, 333-72206, 333-65796, 333-101519 and 333-109296), of our report dated February 20, 2004, relating to the consolidated financial statements of Merck & Co., Inc., which appears in this Current Report on Form 8-K dated February 26, 2004.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 26, 2004